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                                                                   EXHIBIT 10.30

                               SECOND AMENDMENT TO
                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS SECOND AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION (the "Second Amendment") is made as of May 22, 1997, by and among Bristol Technology Systems, Inc., a Delaware corporation ("Bristol"), Smyth Systems, Inc., a Delaware corporation (the "Company"), Robert T. Smyth, Larry D. Smyth and William A. Smyth (the "Managing Stockholders"), and Smyth Merger Corp., a Delaware corporation and a newly-formed, wholly-owned subsidiary of Bristol ("Newco").


                                    RECITALS

         WHEREAS, the parties hereto entered into that certain Agreement and Plan of Reorganization, dated April 3, 1997 (the "Merger Agreement"), which was amended by that certain First Amendment to Agreement and Plan of Reorganization, dated May 2, 1997 (the "First Amendment").

         WHEREAS, subject to the satisfaction of certain conditions precedent, the parties hereto intend, through this Second Amendment, to (i) convert the Merger from a Code Section 368(a)(2)(C) tax-free reorganization to a Code
Section 368(a)(2)(D) tax-free reorganization; (ii) change the intended accounting for the Merger from pooling of interests to purchase; and (iii) change the nature of the consideration to be provided in connection with the Merger from Bristol Common Stock to a combination of cash and Bristol Common Stock, all pursuant to the terms and conditions provided below.

     NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

         1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed such terms in the Merger Agreement.

         2. Conditions Precedent. The effectiveness of this Second Amendment is conditioned in its entirety upon (i) the approval of this Second Amendment on or before May 30, 1997, by (A) the Board of Directors of Bristol and the Company, and (B) at least 51% of the Stockholders; and (ii) the price per share of Bristol's publicly traded Common Stock ("Bristol Public Stock") being at least Three Dollars ($3) immediately prior to the Effective Time. If such conditions are not satisfied, then the Merger Agreement and all amendments thereto shall terminate and the Merger shall not proceed; provided, however, that in the event of such termination each party expressly reserves any and all claims that it may have against any other party. Notwithstanding anything to the contrary in this paragraph 2, if the condition precedent described in subparagraph (ii), above, is not satisfied, then the Company and the Stockholders shall waive such condition if Bristol, in its sole discretion, determines to issue to the Stockholders additional shares of Bristol Common Stock in an amount necessary to ensure that the Stock Consideration when valued based upon the per share trading price of Bristol's publicly Common Stock immediately prior to the Effective Time is at least forty percent (40%) of the Aggregate Consideration.

         3.       Amendments.  The Merger Agreement shall be amended as follows:

                  (a) Plan of Reorganization. Sections 1 and 2 of the Merger Agreement shall be amended and restated in their entirety, as follows:

                  "1.      PLAN OF REORGANIZATION

                      1.1   The Merger.

                            (a) The Merger. At the Effective Time (as defined in
                  Section 2 below), (i) the Company shall be merged with and into Newco pursuant to this Agreement and the Articles of Merger, and the separate corporate existence of the Company shall cease, all in accordance with the Delaware General Corporation Law (the "Delaware Statute"); and (ii) Newco shall change its name to Smyth Systems, Inc. Newco, as it exists from and after the Effective Time, is sometimes referred to herein as the "Surviving Corporation."


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                           (b) Effects of the Merger. Subject to the terms and
                  conditions of this Agreement and the Articles of Merger, at the Effective Time (i) the separate existence of the Company shall cease and the Company shall be merged with and into Newco and (ii) the Merger shall have all the effects provided by the Delaware Statute, this Agreement and the Articles of Merger.

                              (c) Articles of Incorporation; Bylaws; Directors
                  and Officers. The Articles of Incorporation of the Surviving Corporation from and after the Effective Time shall be the Articles of Incorporation of Newco until thereafter amended in accordance with the provisions therein and as provided by the Delaware Statute. The Bylaws of the Surviving Corporation from and after the Effective Time shall be the Bylaws of Newco as in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by the Delaware Statute. The initial directors of the Surviving Corporation shall be Richard H. Walker, Paul Spindler and Robert T. Smyth, in each case until their successors are elected and qualified. The initial officers of the Surviving Corporation shall be (i) the officers of the Company immediately prior to the Effective Time; and (ii) Richard H. Walker, who shall serve as a Vice President of Surviving Corporation.

                      1.2 Conversion of Securities. At the Effective Time, by
                  virtue of the Merger and without any action on the part of Bristol, Newco, the Company or any of the Company's stockholders (the "Stockholders"), the shares of capital stock of each of the Constituent Corporations shall be converted as follows:

                              (a) Capital Stock of Newco. Each issued and
                  outstanding share of capital stock of Newco shall continue to be issued and outstanding. Each stock certificate of Newco evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                              (b) Cancellation of Certain Shares of Capital
                  Stock of the Company. All shares of capital stock of the Company that are owned directly or indirectly by the Company shall be canceled and no consideration shall be delivered in exchange therefore.

                              (c) Conversion of Capital Stock of the Company.
                  Subject to subsections (d) and (e), and Section 1.3, below, each issued and outstanding share of common stock of the Company, no par value ("Company Common Stock") (other than shares to be canceled pursuant to Section 1.2(b)), that is issued and outstanding immediately prior to the Effective Time shall automatically be canceled, extinguished and converted, without any action on the part of the holder thereof, into the right to receive (i) Thirty-Three ($33) in cash; and (ii) Twenty-Nine Dollars ($29) of Bristol non-registered, restricted common stock, $.001 par value ("Bristol Common Stock"). All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive cash and Bristol Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.3 of this Agreement.

                           (d) Consideration. The aggregate consideration to be
                  paid pursuant to the Merger is Two Million Three Hundred Forty-Eight Thousand Eight Hundred Eight Dollars ($2,348,808) in cash (the "Cash Consideration") and Two Million Sixty-Four Thousand One Hundred Four Dollars ($2,064,104) of Bristol Common Stock, rounded down to the nearest whole share (the "Stock Consideration" and, together with the Cash Consideration, the "Aggregate Consideration"). Each share of Bristol Common Stock shall be valued based upon the last trade price per share of Bristol's publicly traded Common Stock ("Bristol Public Stock") as reported by NASDAQ on May 19, 1997.

                           (e)    Pledged Shares.


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                                    (i) As collateral security for the payment
                  of any indemnification obligations of the Managing Stockholders pursuant to Section 8 of this Agreement, at the Closing each Managing Stockholder shall, and by execution hereof does hereby, transfer, pledge and assign to Bristol, for the benefit of Bristol, a security interest in the following assets:

                                                (A) such Managing Stockholder's
                  "Pledged Shares" (as defined below), the certificates and instruments representing or evidencing the Pledged Shares, and all cash and non-cash dividends and other property at any time received or otherwise distributed in respect of or in exchange or substitution for any or all of the Pledged Shares; and in the event that a Managing Stockholder receives any such property, such Managing Stockholder shall immediately deliver such property to Bristol to be held hereunder as part of the Pledged Shares. For each Managing Stockholder, "Pledged Shares" shall mean Twenty Thousand (20,000) shares of the Bristol Common Stock issued to such Managing Shareholder in the Merger; and

                                                (B) all rights, titles,
                  interests, privileges and preferences appertaining or incident to the foregoing property, except as provided for in Section 1.2(f)(iii).

                                     (ii) Each certificate evidencing the
                  Pledged Shares issued in the Managing Stockholder's names in the Merger, shall, at the Closing, be delivered to Bristol, together with an undated stock power duly signed in blank by such Managing Stockholder, such certificate bearing no restrictive or cautionary legend other than those imprinted by Bristol's transfer agent at Bristol's request.

                                    (iii) The Managing Stockholders shall be
                  entitled to exercise any voting powers incident to the Pledged Shares until such time, if ever, as they are transferred to Bristol pursuant to the indemnification obligations of the Managing Stockholders pursuant to Section 8 hereof.

                                     (iv) Each Managing Stockholder hereby
                  acknowledges that each pledge under this Section 1.2(f) is independent of the pledge by the other Managing Stockholders hereunder and that Bristol may take any and all actions against a Managing Stockholder's Pledged Shares under this Agreement without taking any action against any other Managing Stockholder's Pledged Shares.

                      1.3    Payment of Cash/Exchange of Certificates.

                           (a) Newco to Deliver Cash. Promptly after the
                  Effective Time and on the Closing Date, Newco shall wire transfer the Cash Consideration to the Company. After receipt of the wire transfer, the Company shall then arrange for the payment of the Cash Consideration to the Stockholders, which consideration shall be allocated among the Stockholders in accordance with Section 1.2(c), above.

                           (b) Bristol to Provide Common Stock. Promptly after
                  the Effective Time, Bristol shall cause to be made available the to the Stockholders that number of shares of Bristol Common Stock equal to the Stock Consideration, which shares shall be allocated among the Stockholders in accordance with
                  Section 1.2(c) above.

                           (c) Certificate Delivery Requirements. At the
                  Effective Time, the Managing Stockholders shall cause the Stockholders to deliver to Bristol the certificates (the "Certificates") representing the Company Common Stock, duly endorsed in blank by the Stockholders, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the Stockholders' expense, affixed and canceled. The Managing Stockholders shall cause the Stockholders to promptly cure any deficiencies with respect to the endorsement of the Certificates or other documents of conveyance with respect to the stock powers accompanying such Certificates. The Certificates so delivered shall forthwith be canceled. Until delivered as contemplated by


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                  this Section 1.3(c), each Certificate shall be deemed at any time after the Effective Time to represent the right to receive upon such surrender cash and Bristol Common Stock as provided by this Section 1 and the provisions of the Delaware Statute.

                           (d) No Further Ownership Rights in Capital Stock of
                  the Company. All cash and Bristol Common Stock delivered upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Company Common Stock, and following the Effective Time, the Certificates shall have no further rights to, or ownership in, shares of capital stock of the Company or the Surviving Corporation. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.3.

                           (e) Lost, Stolen or Destroyed Certificates. In the
                  event any certificates evidencing shares of Company Common Stock shall have been lost, stolen or destroyed, Bristol shall cause the issuance of Bristol Common Stock to be made in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, provided, however, that Bristol may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Bristol with respect to the certificates alleged to have been lost, stolen or destroyed.

                   2.      CLOSING

                      The consummation of the Merger and the other transactions
                  contemplated by this Agreement (the "Closing") shall take place at the offices of Bristol, 18201 Von Karman Avenue, Suite 305, Irvine, California 92612 at 10:00 a.m. on June 13, 1997, or on such earlier date and time as determined by Bristol (the "Closing Date"), provided that all conditions to Closing shall have been satisfied or waived. Notwithstanding the above, the Merger shall be deemed to be effective May 31, 1997 for accounting purposes only.

                      On the Closing Date, the Articles of Merger and any
                  required officers' certificates, shall be filed with the Secretary of State of the State of Delaware in accordance with the provisions of the Delaware Statute. The Merger shall become effective upon such filing or at such later time on the Closing Date as may be specified in the filing with the Secretary of State of the State of Delaware (the "Effective Time")."

                  (b) Representations and Warranties of the Company and the Managing Stockholders. Section 3 of the Merger Agreement shall be amended as follows:

                           (i) The last two (2) sentences of Section 3.3 shall be deleted in their entirety; and

                           (ii)     Section 3.33 shall be deleted in its
                                    entirety.

                   (c) Covenants. Section 5 of the Merger Agreement shall be amended as follows:

                           (i)      Section 5.8 shall be deleted in its
                                    entirety; and

                           (ii) Section 5.12 shall be amended and restated in
                                its entirety as follows:

                            "5.12 Listing of Bristol Common Stock. Not later
                           than thirty days (30) prior to the first anniversary of the Closing Date, Bristol shall apply to have the Bristol Common Stock approved for inclusion on such stock exchange as Bristol's publicly traded Common Stock is then listed, if any. The parties expressly understand and agree that such application shall only be made if (i) Bristol's


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                           publicly traded Common Stock is then listed on a
                           stock exchange and (ii) such application is necessary to include the Bristol Common Stock thereon."

                  (d) Conditions Precedent to Obligations of Bristol and Newco. Section 6 of the Merger Agreement shall be amended as follows:

                           (i) Section 6.7 shall be deleted in its entirety; and

                           (ii) Section 6.12 shall be deleted in its entirety.


                  (e) Conditions Precedent to Obligations of the Stockholders and the Company. Section 7 of the Agreement shall be amended to add a new section 7.7 as follows:

                  "7.7 No Material Adverse Change. From the date of this Second Amendment through the Closing Date, Bristol shall not have become aware of any material adverse change in the business, affairs, prospects, properties, assets, existing and potential liabilities, obligations, insurability, profits or condition (financial or otherwise); and the Company shall have received a certificate signed on behalf of Bristol to such effect. Notwithstanding the above, the parties expressly agree that the following shall not constitute a `material adverse change:' (i) securing debt financing for purposes of acquisitions (including the Merger) and/or operations; (ii) the replacement of any of Bristol's outside service providers;
                  (iii) subject to paragraph 2, above, any fluctuation in the price of Bristol Public Stock; (iv) the execution of definitive agreements for the acquisition by Bristol of another entity; and (v) the failure to close any of Bristol's pending acquisitions."

                  (f) Section 9.15 (Further Representations). The phrase "Other than the right of Bristol to rely on the letter from D&T (described in Section 6.7, above)" shall be deleted in its entirety from the last sentence of Section 9.15.

         4. The Merger Agreement. Except as expressly amended herein, the terms and conditions of the Merger Agreement, as amended by the First Amendment, shall remain in full force and effect.


                  [SIGNATURES SET FORTH ON FOLLOWING PAGES]


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          IN WITNESS WHEREOF, the parties hereto have executed this Second
Amendment as of the day and year first above written.



                                              "BRISTOL"

                           BRISTOL TECHNOLOGY SYSTEMS, INC.,
                           A DELAWARE CORPORATION



                           -----------------------------------------
                           BY:  RICHARD H. WALKER, PRESIDENT



                                             "COMPANY"

                           SMYTH SYSTEMS, INC, A DELAWARE CORPORATION



                           -----------------------------------------
                           BY:  ROBERT T. SMYTH, PRESIDENT



                                            "NEWCO"

                           SMYTH ACQUISITION CORP., A DELAWARE
                           CORPORATION




                           -------------------------------------
                           BY:  RICHARD H. WALKER, PRESIDENT








                                  "MANAGING STOCKHOLDERS"




                           -------------------------------------
                           ROBERT T. SMYTH




                           -------------------------------------
                           LARRY D. SMYTH




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                           -------------------------------------
                           WILLIAM A. SMYTH



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